UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

IVANHOE ELECTRIC INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E Rio Salado Parkway, Suite 130 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02            Termination of a Material Definitive Agreement

On August 29, 2025, Ivanhoe Electric Inc. (“Ivanhoe” or the “Company”) provided notice of termination effective October 31, 2025 of the Amended and Restated Shareholders’ Corporate Management and Cost Sharing Agreement (the “Cost Sharing Agreement”) among Global Mining Management (BVI) Corp. (“GMM BVI”), Global Mining Management Corporation (“GMM Corp), and the shareholders of GMM BVI, which include Ivanhoe (the “Operating Corporate Shareholders”). The Cost Sharing Agreement was originally made as of December 4, 2013, and amended as of January 1, 2016.  Ivanhoe became a party to the Cost Sharing Agreement by executing a joinder effective May 3, 2021. GMM Corp is beneficially owned, in part, by Ivanhoe’s Executive Chairman, and certain other affiliated and non-affiliated companies. Ivanhoe has elected to terminate its participation in the Cost Sharing Agreement in accordance with the Cost Sharing Agreement’s provision permitting voluntary termination upon not less than sixty (60) days’ prior written notice.

The Cost Sharing Agreement established the arrangement by which the Operating Corporate Shareholders share office facilities and the employment of various administrative, office and management personnel who provide various services to one or more Operating Corporate Shareholders including, without limitation, accounting, corporate, secretarial, administrative, human resources, financing, legal, information technology and management services, necessary to fulfill the day-to-day responsibilities and ensure compliance with regulatory requirements. Ivanhoe has assumed full responsibility for the provision of these services for the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: August 29, 2025	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer

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